Exhibit 99.1

CDTi Announces Third Quarter 2017 Financial Results

Achieves key milestones in advanced materials commercialization

Oxnard, California – Nov. 14, 2017 – Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, reported its financial results for the third quarter ended Sept. 30, 2017.

Matthew Beale, CDTi’s CEO, stated, “The third quarter marked several critical milestones in CDTi’s development as a provider of enabling technology to the automotive catalyst industry.  We completed our business realignment with the sale of our downstream distribution activities in the North American aftermarket, secured our first Chinese OEM vehicle platform for our advanced materials and signed a joint development agreement with a major global OEM focused on material systems for catalyst applications.”

“Importantly, the global regulatory environment, automotive industry trends and commodity price dynamics further strengthen our unique value proposition.  With our streamlined operations, lower cost base and clean balance sheet, CDTi is ideally positioned to capitalize on its growing commercial pipeline.”

Financial Highlights: Third Quarter 2017 compared to Third Quarter 2016

•                 Total revenue was $6.9 million, compared to $10.1 million.

▪           Coated catalyst revenue was $3.5 million, compared to $7.1 million.

▪           Emissions control systems revenue was $2.9 million, compared to $2.8 million.

▪           Technology and advanced materials revenue was $0.5 million, compared to $0.2 million.

•                 Gross margin was 22%, compared to 27%. The decrease primarily reflects the impact of overhead on lower sales.

•                 Total operating expenses in the third quarter of 2017 were $3.3 million, compared to $3.7 million in the third quarter of 2016 including severance costs and a significant investment in outside testing as we partner with OEMs in China on our powder-to-coat implementations.  As we realize the full benefit of headcount reductions executed in the third and fourth quarter resulting from the sale of Durafit™ and the exit of our high-volume coating activities, along with other cost cutting measures, our operating expenses will decrease to $2 million per quarter in 2018.

•                 Net loss was $360,000, or $0.02 per share, compared to a net loss of $12.6 million, or $2.14 per share in the third quarter of 2016.

•                 Cash at September 30, 2017 was $3.3 million, compared to $7.8 million at December 31, 2016.

Financial Highlights: Nine months ended September 30, 2017 compared to 2016

•                 Total revenue for the first nine months of 2017 was $23.5 million, compared to $28.3 million for the same prior year period.

•                 Gross margin was 21%, compared to 25% in the same prior year period.

•                 Total operating expenses for the first nine months of 2017 were $9.3 million compared to $14.4 million in the same prior year period.

•                 Net loss for the first nine months of 2017 was $3.8 million, or $0.24 per share, compared to net loss of $15.6 million, or $3.49 per share, in the same prior year period.

Financial Outlook

Based on CDTi’s current business configuration as well as its third quarter results, the company now expects full-year revenue to be approximately $28 million and gross margin to be approximately 22%.

Conference Call and Webcast Information

CDTi will host a conference call and live webcast beginning at 2:00 p.m. Pacific Time today, November 14th to discuss its financial results and its business outlook. This conference call will contain forward-looking information. To participate in the conference call, please dial +1 (877) 303-9240 and international participants should dial +1 (760) 666-3571. The conference code is 9998218. The conference call will be webcast live on the CDTi website at www.cdti.com under the “Investor Relations” section. To listen to the live webcast, participants should visit the site at least 15 minutes prior to the conference to download any required streaming media software. An archived recording of the conference call will be available on the CDTi website for 30 days. You may also access a telephone replay for two business days following the conclusion of the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 if dialing in internationally. The passcode is 9998218.

About CDTi

CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the acceleration of the Company’s business transformation into an advanced materials company, global trends in the automotive and heavy duty diesel markets, the Company’s future financial performance, and the performance of the Company’s technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l)  obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals;  (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com / cmattison@lhai.com

[Tables to follow]

CLEAN DIESEL TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheet

(in thousands, except per share amounts)

(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$3,341	$7,839
Accounts receivable, net	3,669	5,398
Inventories	3,534	7,125
Prepaid expenses and other current assets	961	968
Total current assets	11,505	21,330
Property and equipment, net	935	1,158
Intangible assets, net	1,158	1,483
Deferred tax assets	670	554
Other assets	326	305
Total assets	$14,594	$24,830
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$1,458
Shareholder notes payable	—	1,803
Accounts payable	4,243	5,979
Accrued expenses and other current liabilities	3,972	6,345
Income taxes payable	765	642
Total current liabilities	8,980	16,227
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share: authorized 100,000; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share: authorized 50,000,000; issued and outstanding 15,802,936 and 15,703,301 shares at September 30, 2017 and December 31, 2016, respectively	158	157
Additional paid-in capital	238,340	237,838
Accumulated other comprehensive loss	(5,979)	(6,329)
Accumulated deficit	(226,905)	(223,063)
Total stockholders’ equity	5,614	8,603
Total liabilities and stockholders’ equity	$14,594	$24,830

CLEAN DIESEL TECHNOLOGIES, INC.

Condensed Consolidated Statement of Operations

(in thousands, except percentage and per share amounts)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	% of Revenues	2016	% of Revenues	2017	% of Revenues	2016	% of Revenues
			As Restated				As Restated
Coated catalysts	$3,456	50%	$7,110	70%	$12,747	55%	$17,626	62%
Emission control systems	2,948	43%	2,778	27%	9,500	40%	9,565	34%
Technology and advanced materials	453	7%	244	3%	1,223	5%	1,093	4%
Revenues	$6,857	100%	$10,132	100%	$23,470	100%	$28,284	100%
Cost of revenues	5,370		7,425		18,605		21,153
Gross profit	1,487		2,707		4,865		7,131
Operating expenses:
Research and development	1,155		762		3,211		3,955
Selling, general and administrative	1,877		2,322		6,519		8,549
Severance and other charges	235		571		(384)		1,945
Total operating expenses	3,267		3,655		9,346		14,449
Loss from operations	(1,780)		(948)		(4,481)		(7,318)
Other income (expense):
Interest expense	(93)		(458)		(260)		(1,541)
Gain on bifurcated derivative liability	—		—		—		2,754
Loss on extinguishment of debt	—		(10,780)		(194)		(12,410)
Gain (loss) on change in fair value of liability-classified warrants	738		(705)		404		883
Gain on sale of DuraFit	805		—		805		—
Other (expense) income, net	(149)		196		(67)		824
Total other income (expense)	1,301		(11,747)		688		(9,490)
Loss from operations before income taxes	(479)		(12,695)		(3,793)		(16,808)
Income tax (benefit) expense	(119)		(113)		49		(1,232)
Net loss	$(360)		$(12,582)		$(3,842)		$(15,576)
Basic and diluted net loss per common share:
Net loss	$(0.02)		$(2.14)		$(0.24)		$(3.49)
Weighted average shares outstanding – basic and diluted	15,760		5,876		15,724		4,462